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                                                                   EXHIBIT 10.1

                               INDEMNITY AGREEMENT


        THIS INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of February 25, 2002, by and among SmartGate Inc., a Nevada corporation ("SmartGate") and the persons and entities set forth on Schedule "A" and their successors and assigns in interest, collectively hereinafter referred to as ("Indemnitees").

                                   WITNESSETH:

        WHEREAS, On even date herewith, SmartGate, SmartGate/RadioMetrix Acquisition Corp. and Radio Metrix Inc. ("RadioMetrix") closed an Agreement ("Merger Agreement") of Merger and Plan of Reorganization ("Merger"); and

        WHEREAS, the Indemnitees, at the time of the closing of the Merger were either officers, directors or shareholders of RadioMetrix and SmartGate or affiliates of the Indemnitees; and

        WHEREAS, simultaneous with the closing of the Merger, SmartGate and the Indemnitees (except Duffey & Dolan, P.A.) executed a Quarterly Revenue Based Payment Agreement, dated February 25, 2002 ("Quarterly Revenue Based Payment Agreement"), a form of which is attached hereto as Exhibit "A", and a Registration Rights Agreement dated February 25, 2002 ("Registration Rights Agreement"), a form of which is attached hereto as Exhibit "B"; and

        WHEREAS, the Indemnitees, by virtue of their positions with or holdings in SmartGate and RadioMetrix have conflicts of interest with respect to the Merger, and will have future conflicts of interest resulting from the merger transaction or agreements delivered at the closing of the merger transaction or the ongoing commercialization of the RadioMetrix Technology, SmartGate or its subsidiary following the merger transaction; and

        WHEREAS, the Independent Committee of the Board of Directors of SmartGate, consisting of the non-interested Board members with respect to the merger transaction ("Independent Committee") were made aware of said conflicts of interest and same were fully disclosed by the Indemnitees prior to the entering into and closing of the Merger; and

        WHEREAS, the Independent Committee, in order to induce the Indemnitees to enter into and close the Merger and continue to hold positions with SmartGate, following the Merger, determined that it was appropriate for SmartGate to indemnify the Indemnitees in accordance with the terms and conditions as set forth hereinbelow; and

        WHEREAS, the Indemnitees have required that they be indemnified by SmartGate as a condition to entering into and closing the merger transaction with SmartGate.

        NOW, THEREFORE, in order to induce the Indemnitees to enter into and close the Merger and continue to hold positions with SmartGate and in consideration of their continued service and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and the parties intending to be legally bound agree as follows:











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                                                                               2


        1. RECITALS. The Recitals are true and correct and are made an integral part of this Agreement.

        2. INDEMNIFICATION. Excluding a breach of any representations, warranties or covenants of RadioMetrix as set forth in the Merger Agreement, or a breach of any representations, warranties or covenants of the Indemnitees as set forth in the Quarterly Revenue Based Payment Agreement or the Registration Rights Agreement, SmartGate agrees to indemnify and hold the Indemnitees and RadioMetrix and each of them jointly and severally, harmless from any claim, loss or action, including costs and legal fees, resulting from or in any fashion related to: (i) the merger transaction; (ii) the Merger Agreement and all closing documents and agreements including, but not limited to, the Quarterly Revenue Based Payment Agreement and the Registration Rights Agreement; (iii) conflicts of interest to the extent disclosed to the Independent Committee; and
(iv) future conflicts of interest relating to the future implementation of the Merger Agreement and closing documents and agreements including, but not limited to, the Quarterly Revenue Based Payment Agreement and the Registration Rights Agreement or any aspect relating to the commercialization of the RadioMetrix Technology to the extent that such conflict of interest is or has been disclosed to the Independent Committee.

        3. FURTHER INDEMNIFICATION. SmartGate further agrees to indemnify and hold the Indemnitees and RadioMetrix and each of them jointly and severally, harmless from any claim, action or expense arising out of or relating to any contract or liability relating to RadioMetrix set forth in the Merger Agreement, Schedules and Exhibits thereto, closing documents or otherwise disclosed in writing to the Independent Committee as part of the Merger.

        4. ACKNOWLEDGMENT OF PRESENT AND FUTURE CONFLICTS OF INTEREST.

           a. SmartGate has been fully advised of the conflicts of interest of the Indemnitees. SmartGate has had full access to all books, records and other documents of RadioMetrix and to ask questions of RadioMetrix' officers and directors. SmartGate appointed an Independent Committee, and has vested said Independent Committee with full and complete authority to negotiate, perform due diligence and, in its sole discretion, to enter into and close this Agreement and the Merger Agreement. The conflicts of interest of the Indemnitees were expressly waived by the Independent Committee. Further, the Independent Committee hereby waives: (i) any defense to the future enforceability or validity of this Agreement arising out of or relating to the conflicts of interest of the Indemnitees; and (ii) any claim or cause of action which may be brought by SmartGate against the Indemnitees based upon or related to the conflicts of interest.

           b. In an effort to mitigate any potential conflict of interest which may arise subsequent to the date hereof, the Indemnitees acknowledge and agree that following the Effective Time of the Merger Agreement, SmartGate shall conduct its business, including all aspects relating to the commercialization, development, product introduction, product marketing and the establishment of product and licensing pricing of the RadioMetrix Technology in a fashion deemed by the Board of Directors to be in the best interest of SmartGate and its stockholders without regard to the interests of the Indemnitees or with regard to the Merger Consideration and Additional Merger Consideration issued under the Merger Agreement. The Indemnitees hereby acknowledge the absolute discretion of SmartGate and its Independent Committee to make any and all decisions regarding the manner in which the RadioMetrix Technology shall be commercialized and hereby waive any right to object thereto. In the event












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                                                                               3



that the Board of Directors identifies any matter before the Board or SmartGate which involves a conflict of interest between SmartGate and the Indemnitees, the decision or matters relating to or affected by said conflict of interest shall be exclusively and solely resolved by an Independent Committee appointed by the Board of Directors. Such Independent Committee shall have full access to independent legal counsel and independent advisors, including financial advisors. In all such matters, including matters relating to the creation of an Independent Committee of Directors or the determination of whether a conflict of interest may be involved, all Indemnitees including, but not limited to, Messrs. Michael, Duffey and Dolan, shall abstain. Any determination as to whether a conflict of interest exists shall be determined by the Independent Members of the Board of Directors with all interested or conflicted Directors abstaining.

        5. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be exclusively settled by binding arbitration before the American Arbitration Association situated in Tampa, Florida before a panel of three (3) arbitrators. All aspects of the arbitration shall be governed by the rules then in effect of the American Arbitration Association. Arbitration shall be the sole and exclusive manner for resolving all disputes hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay its respective share of the fees, costs and expenses billed by the American Arbitration Association and the arbitrators, and the prevailing party shall recover from the non-prevailing party all of the prevailing party's costs, expenses and fees it incurred in connection with the arbitration, including reasonable attorneys' fees.

        6. ASSIGNMENT.

           a. SmartGate shall not assign this Agreement without first obtaining the written permission of the Indemnitees.

           b. Any one or all of the Indemnitees may assign this Agreement without the permission of SmartGate.

       7. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to SmartGate:

         To:  Independent Committee
              SmartGate Inc.
              4400 Independence Court
              Sarasota, Florida 34234
              Attention: Independent Committee Member, Edmund C. King
              Fax:  (941) 355-9373

         Copy to:
              Spitzer & Feldman, P.C.
              405 Park Avenue
              New York, NY 10022
              Attention:   Steven A. Sanders
              Fax:  (212) 838-7472

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                                                                               4


              (b) If to Indemnitees:

              To: The addresses set forth on Schedule "A".

        8. RULES OF CONSTRUCTION. This Agreement shall not be construed more stringently against any party regardless of which parties may have served as the draftsman. SmartGate hereby acknowledges and agrees that neither Duffey & Dolan, P.A. nor any of its principals, including Mr. Duffey and Mr. Dolan, provided any legal advice or representation to SmartGate or its Independent Committee regarding this Agreement or any aspect of the merger transaction. SmartGate acknowledges that Spitzer & Feldman PC served as its legal counsel in connection with this Agreement and all aspects of the merger transaction. Duffey & Dolan, P.A. and its principals were expressly authorized to represent RadioMetrix in connection with this Agreement and the merger transaction. Duffey & Dolan, P.A. and its principals were expressly released by the Independent Committee from any conflicts of interest which may result (or which may have the appearance of resulting) from: Duffey & Dolan, P.A.'s representation of SmartGate in matters unrelated to this Agreement; Duffey & Dolan, P.A's representation of RadioMetrix in the past and in the merger transaction; the merger transaction; or the ownership of stock, officership or directorship in SmartGate or RadioMetrix by any principal of Duffey & Dolan, P.A. The provisions of this section are incorporated by reference into and made an integral part of the Rules of Construction sections of the Quarterly Revenue Based Payment Agreement and the Registration Rights Agreement which are attached as Exhibits "A" and "B" respectively.

        9. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original but all counterparts shall together constitute one and the same instrument. Facsimile signatures to this Agreement are permitted and shall be deemed the same as the original signature of the signing party for all purposes. This Agreement shall remain in full force and effect until terminated by mutual agreement of the parties hereto.




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                                                                               5


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SmartGate Inc.                              Indemnitees
a Nevada Corporation

/s/ EDMUND C. KING                          /s/ SAMUEL S. DUFFEY
------------------------                    --------------------------
By: Edmund C. King                          Samuel S. Duffey
Its: Chief Financial Officer

                                            /s/ STEPHEN A. MICHAEL
                                            --------------------------
                                            Stephen A. Michael

                                            Spencer Charles Duffey Irrevocable
                                            Trust u/a/d July 29, 1998

                                            /s/ WILLIAM W. DOLAN, Trustee
                                            -----------------------------
                                            William W. Dolan, Trustee

                                            Elizabeth Rosemary Duffey
                                            Irrevocable Trust u/a/d
                                            July 29, 1998

                                            /s/ WILLIAM W. DOLAN, Trustee
                                            -----------------------------
                                            William W. Dolan, Trustee

                                            /s/ ROBERT T. ROTH
                                            --------------------------
                                            Robert T. Roth

                                            /s/ WILLIAM W. DOLAN
                                            --------------------------
                                            William W. Dolan


                                            Duffey & Dolan, P.A.


                                            /s/ SAMUEL S. DUFFEY
                                            --------------------------
                                            By: Samuel S. Duffey
                                            Its: President








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                                  SCHEDULE "A"





                  INDEMNITEES



                  Samuel S. Duffey
                  416 Burns Court
                  Sarasota, Florida 34236


                  Stephen A. Michael
                  416 Burns Court
                  Sarasota, Florida 34236


                  Spencer Charles Duffey Irrevocable Trust u/a/d July 29, 1998, and William W. Dolan, Trustee 416 Burns Court
                  Sarasota, Florida 34236


                  Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998 and William W. Dolan, Trustee 416 Burns Court
                  Sarasota, Florida 34236

                  Robert T. Roth
                  6008 Bay Valley Court
                  Orlando, Florida 32819


                  William W. Dolan
                  416 Burns Court
                  Sarasota, Florida 34236

                  Duffey & Dolan, P.A.
                  416 Burns Court
                  Sarasota, Florida 34236














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                    FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
    INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


        Exhibit "A", the Quarterly Revenue Based Payment Agreement, is filed as Item No. 10.18, and Exhibit "B", the Registration Rights Agreement, has been attached as Item No. 4.18.